EXHIBIT 21.1


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                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                     Wholly-Owned Subsidiaries of Registrant
                               as of June 29, 1999

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N.E.T. APLA, Inc.........................................   (State of Incorporation:  Delaware)
N.E.T. China, Inc........................................   (State of Incorporation:  Delaware)
N.E.T. Credit Corporation................................   (State of Incorporation:  California)
N.E.T. Europe Ltd........................................   (Incorporated Under the Laws of England)
N.E.T. Europe S.A........................................   (Incorporated Under the Laws of France)
N.E.T. Federal, Inc......................................   (State of Incorporation:  Delaware)
N.E.T. International, Inc................................   (Incorporated Under the Laws of Barbados)
N.E.T. Japan, Inc........................................   (State of Incorporation:  Delaware)
Network Equipment Technologies Europe GmbH...............   (Incorporated Under the Laws of Germany)
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